UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Innoviva Board Recommends Shareholders Vote “FOR” All of Innoviva’s Qualified Directors on the WHITE Proxy Card

Brisbane, Calif. — April 17, 2017 — Innoviva, Inc. (the “Company” or “Innoviva”) (NASDAQ: INVA) today announced its Board of Directors has issued the following letter to shareholders in connection with the upcoming Annual Meeting of Stockholders to be held on April 20, 2017.

April 17, 2017

Dear Fellow Innoviva Shareholder:

The Annual Stockholders Meeting of Innoviva, Inc. (“Innoviva” or the “Company”) is just days away. We urge you to vote on the WHITE proxy card in favor of your current Board of Directors (the “Board”). We think the choice is clear.

YOUR QUALIFIED AND INDEPENDENT BOARD HAS A STRATEGY THAT IS PRODUCING RESULTS

Innoviva has delivered a 32% compounded growth rate in royalties over the last 10 reported quarters through an efficient, low-cost structure. With strong and consistent growth in profits, we have been able to deliver increasing returns to shareholders — including capital returns of more than $210 million to investors since the first quarter of 2015.

Strong Growth in Quarterly Profits

YOUR BOARD IS RESPONSIVE TO SHAREHOLDER INPUT

Innoviva strives to engage with all Innoviva shareholders and we have appreciated the shareholder support that we have received for our team and strategy during the proxy fight, including the following from our largest shareholder, GlaxoSmithKline plc (“GSK”):

“We support Innoviva’s Board and management team’s continuing effort to deliver significant shareholder value.” — GSK, Schedule 13D/A filed April 13, 2017

We also welcome feedback on how to continue to deliver value for the benefit of our shareholders. As a result of our recent conversations with shareholders, your Board has determined to undertake a fresh, comprehensive review of all of our costs, including executive compensation structures.  Your independent Board looks forward to continuing our active dialogue with all Innoviva shareholders.

SARISSA’S SHRILL ATTACKS AND FALSEHOODS

In sharp contrast to our approach to shareholder engagement are Sarissa’s repeated falsehoods and distorted attacks. When Sarissa launched its proxy fight without prior notice, it raised none of these issues with the Company — and in fact lauded Innoviva’s management in private conversations. But in its attempt to distract from its self-serving agenda, Sarissa issues daily press releases with “fake facts.”

Here are the real facts.

1.              Active management:

•                  The core of Sarissa’s attack is its claim that Innoviva is a check-cashing royalty company. That’s what Sarissa relies upon to justify its misguided attack on compensation and costs. This is flatly false.

•                  Our partnership with GSK requires us to actively participate in managing and overseeing the development and commercialization of the collaboration products. This is evidenced by the fact that our management team had more than 70 in-person meetings/calls with GSK in 2016-2017.

“GSK has been a long-time partner of Innoviva and we continue to value the collaborative and productive relationship” — GSK, Schedule 13D/A filed April 13, 2017

•                  The fact that GSK has a “tiebreaking vote” on issues involving the partnership is the thin reed on which Sarissa has to hang its argument.

•                  As our longstanding shareholders know, our strong, collaborative partnership with GSK has been the key to Innoviva’s growth and opportunities for the future. Sarissa’s attempt to replace our management team and strategy would jeopardize our profitable GSK partnership at shareholder expense.

2.              Cost and compensation structure:

•                  Your Board and management team are committed to responsible cost control

•                  We have maintained our cash costs year-over-year from 2015 to 2016 and are pursuing cost reductions in the future through a fresh, comprehensive review of all of our costs to be led by our Board, as mentioned above.

•                  To distract from the real facts and create a false narrative, Sarissa uses highly misleading arguments to attack compensation, including comparing Innoviva to Enzon.  Enzon has zero employees and a $10 million market capitalization (less than 1% of the value of Innoviva). Yet, Sarissa portrays Enzon as more complex because it collects royalties from more drugs.

•                  Annual incentive awards for management are based on achievement of specific performance goals with a substantial portion of their compensation tied to total shareholder return performance — aligning management’s incentives with shareholder interests.

•                  Say-on pay support from shareholders exceeded 90% in each of the last three years.

3.              Access to Innoviva directors:

•                  Sarissa has had 6 conversations with our independent directors since it launched its proxy fight.

•                  Mr. Denner tries to argue that our independent directors were inaccessible, when we have been in near constant dialogue — except for when Mr. Denner was not available (10 days due to a cold and for 10 days during his trip to Europe). Sarissa’s assertion of our lack of effort to meet with its candidates is not supported by the facts.

•                  Sarissa insists on nominating directors who are not as qualified as Innoviva’s directors — and each of Sarissa’s candidates recently presided as a director of a company that was delisted. We still are open to a successful resolution with Mr. Denner, but only if it is in the best interest of Innoviva shareholders.

4.              Governance:

•                  Our Board is highly engaged and deeply involved in the business and oversight of the Company — with 18 Board meetings in 2016.

•                  Our Board is comprised of 4 current or former CEOs, 2 former CFOs, 6 directors with relevant industry experience, 5 directors with M&A experience — and most of our directors have been added in the past 3 years.

•                  In the process of adding new directors, our Nominating/Corporate Governance Committee had many formal and informal meetings (including with the full Board) which led to excellent results: the successful addition of two qualified independent directors to our world-class Board.

•                  Contrast Innoviva’s directors with the slate Mr. Denner initially nominated —his junior partner, his general counsel, a film executive and a director who served with him on other boards. And there is no diversity among Sarissa’s nominees — the only criterion for being “Sarissa-worthy” seems to be having close ties to Mr. Denner. Mr. Denner deserves a failing grade for his selection process for board nominees.

5.              Value destruction by the Sarissa team:

•                  Mr. Denner and his team destroyed shareholder value at Enzon — stripping it of assets and turning it into the check-cashing company that he wants Innoviva to be.

•                  After Mr. Denner took control of Enzon and implemented his strategy, he delivered an 81% decrease in revenue and an 82.9% decrease in value during his tenure.

•                  Now, Sarissa blames products, the market and various other reasons for the value destruction — every reason except for their own failed strategy. Mr. Denner fails to apply his standard for accountability to his own team’s failures.

6.              Sarissa trying to take effective control of Innoviva:

•                  Sarissa originally launched its proxy fight by nominating 4 directors for our 7-person Board.

•                  More than a month after Sarissa’s original nomination, Sarissa dropped its general counsel from the slate after officially launching its proxy fight.

•                  Sarissa is still demanding 3 of 7 seats of our Board, a change in strategy and replacement of our CEO and Chairman. Additionally, Sarissa has publicly requested the resignation of a fourth director.

•                  Sarissa’s argument that it is not trying to oust management and take effective control of the Board is, like most of Sarissa’s attacks, simply not supported by the facts.

Now That You Have the Facts: Who Do You Want to Guide Your Company?

We urge you to protect the value of your Innoviva investment by voting the WHITE proxy card today.

Sincerely,

The Board of Directors of Innoviva, Inc.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

(888) 750-5834 (TOLL-FREE from the U.S. and Canada)

or (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any Gold proxy card that you may receive from Sarissa.

Returning a Gold proxy card — even if you “withhold” on Sarissa’s nominees —

will not help your Company, as it will revoke any vote you previously submitted on Innoviva’s WHITE proxy card.

Please visit http://investor.inva.com/proxy.cfm for more information.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for Chronic Obstructive Pulmonary Disease (COPD). For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events, including expected cost savings. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings, lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders (including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to be filed with the SEC in the second quarter of 2017. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Reconciliation of Non-GAAP Financial Measures to GAAP

In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, Innoviva’s reported results. Innoviva believes that the non-GAAP financial information provided in this press release can assist investors in understanding and assessing Innoviva’s on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measures.

Please see the reconciliation that follows for additional information and the reconciliations of these non-GAAP financial measures to the closest GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

		Twelve Months
	Eight Quarters Ended	Ended
	Dec. 31, 2016	Dec. 31, 2016
	(unaudited)	(unaudited)
EBITDA:
GAAP net income	$40,776	$59,536
Non-GAAP adjustments:
Interest expense (income), net	103,294	51,834
Stock-based compensation	15,171	8,297
Depreciation	240	131
Amortization of capitalized fees paid to a related party	27,646	13,823
*Adjusted EBITDA	$187,127	$133,621

Investor Contact:

Eric d’Esparbes

Senior Vice President and Chief Financial Officer

Innoviva, Inc.
650-238-9640
investor.relations@inva.com

Media Contacts:

Abernathy MacGregor

Patrick Tucker or Ina McGuinness

212-371-5999 or 213-630-6550

pct@abmac.com or ina@abmac.com